Exhibit 99.1

Diversified Restaurant Holdings, Inc. Closes Acquisition of Eight Buffalo Wild Wings® Restaurants

Company on track to increase total restaurant count by 50% to 45 by year end

SOUTHFIELD, Mich., September 26, 2012 -- Diversified Restaurant Holdings, Inc. (OTCQB: DFRH) ("DRH" or the "Company"), the owner, operator, and franchisor of the unique, full-service, ultra-casual restaurant and bar Bagger Dave's Legendary Burgers Tavern® ("Bagger Dave's") and a leading franchisee for Buffalo Wild Wings® ("BWW"), has closed the acquisition of eight BWW's in Indiana and Illinois for $14.7 million, which was announced on August 22, 2012.  Terms of the transaction included an additional franchise agreement for a future location in Indiana.

T. Michael Ansley, President and CEO of DRH, commented, "This transaction expands the scope of our operations, adds a number of new markets to our existing footprint and strategically positions us for future expansion throughout the Midwest.  Our near-term focus will be to integrate the acquired restaurants and realize the opportunities to improve their operating and financial performance.  Longer term, we look to leverage this acquisition by expanding our Bagger Dave's concept within the same footprint, led by the anticipated opening of our first in Indiana by year's end."

The restaurants are located in Northwest Indiana and Southeast Illinois, and includes a location in Lincoln Park, Illinois; one of Chicago's most prominent neighborhoods.

About Diversified Restaurant Holdings

Diversified Restaurant Holdings, Inc. ("DRH" or the "Company") is the owner, operator, and franchisor of the unique, full-service, ultra-casual restaurant concept, Bagger Dave's Legendary Burger Tavern® ("Bagger Dave's") and is a leading Buffalo Wild Wings® ("BWW") franchisee. Between the two concepts, the Company currently operates 37 restaurants in Michigan, Florida, Illinois and Indiana with an additional four Bagger Dave's and three BWW restaurants scheduled to be opened by year end 2012. The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.

Bagger Dave's offers a full-service, family-friendly restaurant and bar with a casual, comfortable atmosphere. The menu features freshly-made burgers (never frozen), accompanied by more than 30 toppings from which to choose, fresh-cut fries, hand-dipped milkshakes, and a selection of craft beer and wine. Signature items include Sloppy Dave's BBQ®, Train Wreck Burger®, and Bagger Dave's Amazingly Delicious Turkey Black Bean Chili®. The Bagger Dave's concept emphasizes local flair by showcasing historical photos of the city in which each restaurant resides and features an electric train that runs above the dining room and bar areas.  Currently, there are seven corporate-owned locations in the state of Michigan and an executed area development agreement to franchise six Bagger Dave's in five states outside of Michigan.  Bagger Dave's first franchisee opened in June 2012 in Cape Girardeau, Missouri. DRH is approved to franchise Bagger Dave's in the states of Illinois, Indiana, Kentucky, Michigan, Missouri, Ohio, and Wisconsin. For more information, visit www.baggerdaves.com.

DRH operates 30 BWW restaurants: 14 in Michigan, eight in Florida, four in Illinois and four in Indiana.  The Company has opened 16 new BWW restaurants in fulfillment of its 32-store Area Development Agreement ("ADA") with franchisor Buffalo Wild Wings, Inc. (NASDAQ: BWLD).  The remaining 16 restaurants under the ADA agreement, along with an additional franchise agreement in Indiana, suggest that the Company will operate 47 BWW's by 2017.

Safe Harbor Regarding Forward Looking Statements
The information made available in this news release contains forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to our business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.